Exhibit 10.2

MTS SYSTEMS CORPORATION
2012 EMPLOYEE STOCK PURCHASE PLAN

Effective January 1, 2012

MTS SYSTEMS CORPORATION
2012 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, MTS Systems Corporation (“Company”) established, effective as of January 1, 1992, an employee stock purchase plan in accordance with Section 423 of the Internal Revenue Code and authorized 250,000 (500,000 after the stock split) shares of its Stock to be reserved for issuance under the plan; and

WHEREAS, the Company’s plan expired on April 25, 2002, and all of the shares of Stock authorized under said plan were issued; and

WHEREAS, the Company established, effective as of January 1, 2002, an employee stock purchase plan in accordance with Section 423 of the Internal Revenue Code and authorized 750,000 shares of its Stock to be reserved for issuance under the plan; and

WHEREAS, the Company’s plan will expire on December 31, 2011, and all of the shares of Stock authorized under said plan will have been issued; and

WHEREAS, the Board of Directors, at a meeting held on November 23, 2010, and subject to the approval of its shareholders, authorized a new stock purchase plan to be established to provide employees the opportunity to continue to purchase shares under such a plan.

THEREFORE, the Company hereby establishes this plan as set forth herein:

1.Establishment of Plan. The Company proposes to grant to certain employees of the Company the opportunity to purchase Stock of the Company. Such Stock shall be purchased pursuant to the plan herein set forth which shall be known as the “MTS Systems Corporation 2012 Employee Stock Purchase Plan” (hereinafter referred to as the “Plan”). The Company intends that the Plan shall qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with the requirements of said Section 423 and the regulations thereunder.

2.Purpose. The Plan is intended to encourage Stock ownership by eligible Employees of the Company, and by eligible Employees of any Subsidiaries that adopt the Plan with the consent of the Company. The Plan is further intended to incent Employees to remain in employment, improve operations, increase profits, and contribute more significantly to the Company’s success, and to permit the Company to compete with other corporations offering similar plans in obtaining and retaining the services of competent employees.

3.Administration.

(a)
The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (hereinafter referred to as the “Board of Directors”) or another committee established by the Board of Directors (the Compensation Committee or such other committee, hereinafter referred to as the “Committee”). The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause.

(b)
Unless the Board of Directors limits the authority of the Committee, the Committee shall be vested with full authority to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan. The Committee may delegate ministerial duties to such of the Company’s employees, outside entities and outside professionals as the Committee so determines. For all purposes of this Plan other than the Plan’s Section 3(b), references to the Committee shall also refer to the Board of Directors.

(c)	The Company shall pay all expenses of administering the Plan, other than costs associated with either any required tax withholding or the sale or other disposition of shares purchased under the Plan.

4.Duration and Phases of the Plan.

(a)
The Plan will commence on January 1, 2012 and will terminate December 31, 2021, except that any Phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted shall be considered null and void unless the holders of a majority of all of the issued and outstanding shares of Stock approve the Plan within twelve (12) months after the date of its adoption by the Board of Directors.

(b)
The Plan shall be carried out in one or more offering periods (“Phases”) being for a period determined by the Committee prior to the commencement of a Phase, provided that no Phase, shall be for a period of less than three months (other than the first Phase, which may be shorter) nor for a period of longer than twelve months. No Phase shall run concurrently with any other Phase but a Phase may commence immediately after the termination of the preceding Phase. The existence and date of commencement of a Phase (the “Subscription Date”) shall be determined by the Committee and shall terminate on a date (the “Purchase Date”) determined by the Committee consistent with the limitations specified above, provided that the commencement of the first Phase shall be within twelve months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the Stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more Phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding Phase impracticable, such Phase or Phases shall be canceled. Phases shall be numbered successively as Phase 1, Phase 2, Phase 3, etc.

(c)
The Board of Directors may elect to accelerate the Purchase Date of any Phase effective on the date specified by the Board of Directors in the event of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company. Subject to any required action by the shareholders, if the Company shall be involved in any merger or consolidation, in which it is not the surviving corporation, and if the Board of Directors does not accelerate the Purchase Date of the Phase, each outstanding option shall pertain to and apply to the securities or other rights to which a holder of the number of shares subject to the option would have been entitled.

(d)
A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided in such event that, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to the Participant’s account without interest.

5.Eligibility. All Employees employed by the Company on the first day of the enrollment period with respect to a Phase shall be eligible to participate in such Phase. Any Employee who is a member of the Board of Directors of the Company and who satisfies the above requirements shall be eligible to participate in the Plan.

6.Participation.

(a)
Participation in the Plan is voluntary. An eligible Employee may elect to participate in the Plan, and thereby become a “Participant” in the Plan, by enrolling online through E*TRADE via www.etrade.com/stockplans by the applicable deadline prior to the date a Phase commences. The first Subscription Date shall be a date after January 1, 2012 as determined by the Committee. A Participant who ceases to be an eligible Employee, although still employed by the Company, shall continue to be treated as a Participant for the remainder of the current Phase. A Participant who is enrolled in the MTS Systems Corporation 2002 Employee Stock Purchase Plan (“2002 Plan”) at the Purchase Date of the last phase of the 2002 Plan, and does not subsequently cancel enrollment prior to the Subscription Date of the first Phase of the Plan, will automatically be in enrolled in the Plan under their elections from the 2002 Plan.

(b)
Once enrolled in the Plan, a Participant will continue to participate in the Plan until he or she withdraws from the Plan pursuant to Section 9(a), or until contributions are discontinued under Section 8(a)(iv)(A) or Section 9(e), 9(f) or 9(g). A Participant who withdraws from the Plan pursuant to Section 9(a) may again become a Participant, if the Participant is then an eligible Employee, by proceeding as provided in Section 6(a) above, which shall be effective as of the next Subscription Date. A Participant whose payroll deductions were discontinued because of Section 8(a)(iv)(A) will automatically resume participation at the Subscription Date of the next Phase of the Plan that ends in the next calendar year, if he or she is then an eligible Employee. A Participant whose payroll deductions were discontinued because of Section 9(e) may resume participation and payroll deductions on the Subscription Date of the next Phase after the Participant is again permitted to make deferrals under the MTS Retirement Savings Plan, if he or she is then an eligible Employee, and enrolls through E*TRADE at www.etrade.com/stockplans. A Participant whose payroll deductions were discontinued because of Section 9(f) or 9(g) may resume participation and payroll deductions on the Subscription Date of the next Phase after the Participant is again an eligible Employee, and enrolls through E*TRADE at www.etrade.com/stockplans.

7.Payroll Deductions.

(a)
Upon enrollment, except as provided in the next sentence, a Participant shall elect to make contributions to the Plan by payroll deductions, in whole percentages of 1% to 10% of Pay or such lesser percentage as determined by the Committee, but not in excess of the limit specified in Section 8(a)(iv)(A) below for each Phase until the Employee ceases to be a Participant as described in Section 6(b) above. In the event the Company anticipates that the maximum contribution specified in Section 8(a)(iv)(A) for the Phase will apply to a Participant, the Participant may designate a dollar amount. Payroll deductions for a Participant shall commence on the first payday after the Subscription Date of the Phase and shall terminate on the last payday immediately prior to or coinciding with the Purchase Date of that Phase unless sooner terminated by the Participant as provided in Section 7 and 9 hereof. Except for payroll deduction, a Participant may not make any separate cash payments into the Participant’s account under the Plan.

(b)
In the event that the Participant’s Pay for any pay period is terminated or reduced from the compensation rate for such a period as of the Subscription Date of the Phase for any reason so that the amount actually withheld on behalf of the Participant as of the Purchase Date of the Phase is less than the amount anticipated to be withheld over the Phase as determined on the Subscription Date of the Phase, then the extent to which the Participant may exercise the Participant’s option shall be based on the amount actually withheld on the Participant’s behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

(c)
A Participant may withdraw from participation in the Phase and terminate the Participant’s payroll deduction authorized at such times as determined by the Committee and shall have the rights provided in Section 9. No Participant shall be entitled to increase or decrease the amount to be deducted during a Phase after the Subscription Date of that Phase.

(d)	All payroll deductions made for Participants shall be credited to their respective accounts under the Plan.

(e)
Notwithstanding (a) above and to comply with the limitation set forth in Section 8(a)(iv)(A), a Participant’s maximum payroll deduction for a calendar year shall be $21,250 (this maximum is reviewed periodically and subject to change based on Internal Revenue Code requirements). If a Participant’s payroll deductions are suspended due to this limitation, such payroll deductions shall, absent an election by the Participant to the contrary, resume beginning with the first pay period in the next following calendar year at the same level as in effect at the time of suspension.

8.Options.

(a)	Grant of Option.

(i)
A Participant who is employed by the Company as of the Subscription Date of a Phase shall be granted an option as of such date to purchase shares of Stock to be determined by dividing the total amount credited to that Participant’s account under Section 7 hereof by the applicable purchase price set forth in Section 8(a)(ii) hereof, subject to the limitations of Sections 8(a)(iv)(A), 8(a)(iv)(B) and 8(a)(iv)(C) and Section 10 hereof.

(ii)	The purchase price for such shares of Stock shall be the lower of:

A.	Eighty-five percent (85%) of the Fair Market Value of such shares of Stock on the Subscription Date of the Phase; or

B.	Eighty-five percent (85%) of the Fair Market Value of such shares of Stock on the Purchase Date of the Phase.

(iii)
Stock options granted pursuant to the Plan may be evidenced by agreements in such form as the Committee shall approve, provided that all Employees shall have the same rights and privileges and provided further that such options shall comply with and be subject to the terms and conditions set forth herein. The Committee may conclude that agreements are not necessary.

(iv)	Anything herein to the contrary notwithstanding, no Participant shall be granted an option hereunder:

A.
Which permits the Participant’s rights to purchase shares of Stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the case of shares purchased during a Phase that commenced in the current calendar year, the limit shall be equal to $25,000 minus the Fair Market Value of the shares that the Participant previously purchased in the current calendar year under the Plan and all other employee stock purchase plans of the Company. In the case of shares purchased during a Phase that commenced in the immediately preceding calendar year, the limit shall be equal to $50,000 minus the Fair Market Value of the shares that the Participant previously purchased under this Plan and all other employee stock purchase plans of the Company in the current calendar year and in the immediately preceding calendar year. Any amounts that accrue in excess of this limit shall be immediately refunded at the end of the Phase, without interest.

B.
Which permits the Participant to purchase shares of Stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, in excess of 10,000 shares per Phase under the Plan; or

C.
If immediately after the grant such Participant would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any Subsidiary of the Company. For purposes of determining stock ownership under this Section, the rules of Section 424(d) of the Internal Revenue Code, as amended, shall apply.

(v)
The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(b)	Exercise of Option.

(i)
Unless a Participant gives written notice to the Company pursuant to Section 9 to withdraw, the Participant’s option for the purchase of shares will be exercised automatically for the Participant as of such Purchase Date for the purchase of that number of full and fractional shares (rounded to the nearest 1/10000th of a share) of Stock that the accumulated payroll deductions in the Participant’s account at that time will purchase at the applicable purchase price set forth in Section 8(a)(ii), and subject to the limitations set forth in Sections 8(a)(iv)(A), 8(a)(iv)(B) and 8(a)(iv)(C), and Section 10 hereof.

(ii)
The Company shall, in addition, return to the Participant a cash payment equal to the balance, if any, in the Participant’s account which was not used for the purchase of Stock, without interest, as promptly as practicable after the Purchase Date of any Phase, or at the election of the Committee, apply such amount to the purchase of shares in the next Phase, if the Employee is then eligible.

(iii)
The Committee may appoint a registered broker dealer to act as agent for the Company in holding and performing ministerial duties in connection with the Plan, including, but not limited to, maintaining records of Stock ownership by Participants and holding Stock in its own name for the benefit of the Participants. No trust or escrow arrangement shall be express or implied by the exercise of such duties by the agent. A Participant may, at any time, request of the agent that any shares allocated to the Participant be registered in the name of the Participant, in which event the agent shall issue a certificate for the whole number of shares in the name of the Participant and shall deliver to the Participant any cash for fractional shares, based on the then Fair Market Value of the shares on the date of issuance.

(iv)	The Participant may direct the Committee or its agent to register the Participant’s account in joint tenancy with the Participant, or to register any shares in the name of the

Participant and a joint tenant, provided that the joint tenant must be a natural person. The designation of a joint tenant shall be applied to any shares in the account or registered under the Plan in the name of the Participant and any additional shares allocated to the account or registered in the name of the Participant until further changed by the Participant. The Participant may change from a designated joint tenant to the Participant only and may change the named joint tenant with respect to the account or any shares, provided that any such change in joint tenant shall apply to any shares only when the restrictions described in Section 8(d) lapse.

(c)
Unless the Committee designates otherwise, a Participant may elect to have any dividends on a Participant’s shares automatically reinvested in additional shares of Stock in lieu of receiving dividends in the form of cash. Any shares purchased through the reinvestment of dividends will be purchased on the open market. Such purchases shall be governed by the requirements of the Company’s dividend reinvestment program.

(d)
For a period beginning on the date of exercise and ending on the later of: (i) 12 months from the date of exercise or (ii) 24 months from the date of grant of the option pursuant to this Plan, each share of Stock so acquired may not, without the consent of the Committee (which consent shall be provided in a uniform and nondiscriminatory manner for similarly situated Participants) be sold, transferred (including changing the joint tenant on the Participant’s account or registered shares, the payment of the price upon the subsequent exercise of any option, or the payment of income taxes on the exercise), pledged or encumbered. The Committee may waive such restrictions with respect to Stock acquired upon the exercise of options granted or to be granted during any Phase of the Plan, either prior to or at any time subsequent to the Subscription Date of the Phase and may establish uniform rules for the transfer of such Stock during such period. During the period such shares are subject to the restrictions of this subsection (d), such shares shall be held by the transfer agent or the Company, or an appropriate legend describing the restriction and referencing the Plan shall be placed on the certificate evidencing such Stock.

9.Withdrawal or Termination of Participation.

(a)
A Participant may, at any time prior to six weeks before the Purchase Date of a Phase, withdraw all deductions from Pay then credited to the Participant’s account by giving written notice to the Company. Within a reasonable time upon receipt of such notice of withdrawal, all such deductions credited to the Participant’s account will be paid to the Participant, without interest, and no further payroll deductions by the Participant to this Plan will be permitted during the Phase. In such event, the option granted the Participant under that Phase of the Plan will lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made. Subject to Section 9(e) below, a Participant’s withdrawal will not have any effect upon the Participant’s eligibility to participate in any succeeding Phase of the Plan or in any similar plan that may hereafter be adopted by the Company.

(b)
Notwithstanding the provisions of Section 9(a) above, if a Participant files reports pursuant to Section 16 of the Securities Exchange Act of 1934 (at the Subscription Date of a Phase or becomes obligated to file such reports during a Phase) then such a Participant shall not have the right to withdraw all or a portion of the accumulated deductions from Pay except in accordance with Sections 9(c) and (d) below.

(c)
In the event of the death of a Participant, the person or persons specified in Section 14 may give notice to the Company within 60 days of the death of the Participant but in no event later than ten business days prior to the Purchase Date of the Phase in which the death of the Participant occurs, electing to purchase the number of full and fractional shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the purchase price specified in Section 8(a)(ii) and have the balance in the account distributed in cash, without interest, to the person or persons specified in Section 14. If no such notice is received by the Company within said time period, the accumulated payroll deductions will be distributed in full in cash, without interest, to the person or persons specified in Section 14. Any election made by a person or persons specified in Section 14 shall apply only to that portion of the Participant's benefit under the Plan that would otherwise be payable to such person or persons.

(d)
Upon termination of Participant’s employment for any reason other than death of the Participant, the Company shall return to the Participant, without interest, any payroll deductions credited to the Participant’s account during that Phase.

(e)
In the event the Participant’s participation is suspended under the MTS Retirement Savings Plan as a result of receiving a hardship withdrawal, the Participant shall be immediately and automatically suspended from the Plan and all payroll deductions shall be discontinued and returned to the Participant, without interest. The Participant shall again participate in the Plan as provided in Section 6(b) above.

(f)
The Committee shall be entitled to make such rules, regulations and determination as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

(i)	Whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan; and

(ii)	The impact, if any, of any such leave of absence on options under the Plan theretofore granted to any Participant who takes such leave of absence.

To the extent that a leave of absence constitutes a termination of employment under those rules and regulations, the accumulated payroll deductions of an affected Participant will be refunded in full, without interest, no later than a reasonable period of time after the Participant is considered to have terminated employment. No further payroll deductions by the Participant to the Plan will be permitted during the Phase. In such event, the option granted the Participant under that Phase of the Plan will lapse on date that the termination of employment is deemed to have occurred.

(g)
In the event a Participant is transferred to a subsidiary or affiliate of the Company that does not participate in the Plan, the Participant's accumulated payroll deductions will be refunded in full, without interest, no later than a reasonable period of time after the Participant's transfer of employment. No further payroll deductions by the Participant to the Plan will be permitted during the Phase. In such event, the option granted the Participant under that Phase of the Plan will lapse on the transfer of employment.

10.Stock Reserved for Options.

(a)
The maximum number of shares of Stock to be issued upon the exercise of options to be granted under the Plan shall be 750,000. Such shares may, at the election of the Board of Directors, be either shares authorized but not issued or shares acquired in the open market by the Company. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

(b)	If the total number of shares of Stock for which options are to be granted for a given Phase as specified in Section 8 exceeds the number of shares then remaining available under the

Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Phase pursuant to Section 4, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan, which would otherwise be affected, may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

(c)
The Participant (or a joint tenant named pursuant to Section 10(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant's option until the date ownership of such stock is registered on the records of the Company. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date of such registration, except as otherwise provided in Section 12 hereof. Voting shall be permitted only with respect to whole shares so registered.

(d)
The shares of Stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the Purchase Date of that Phase of the Plan, in the names of the Participant and one other person the Participant may designate as the Participant’s joint tenant with rights of survivorship, to the extent permitted by law.

11.Accounting and Use of Funds. Payroll deductions for each Participant shall be credited to an account established for the Participant under the Plan. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

12.Adjustment Provision.

(a)
Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

(b)
In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

(c)
To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(d)
Except as hereinbefore expressly provided in this Section 12, no Participant shall have any right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

13.Non-Transferability of Options.

(a)
Options granted under any Phase of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during the Participant’s lifetime and after the Participant’s death only by the Participant’s beneficiary or the representative of the Participant’s estate as provided in Section 9(c) hereof.

(b)
Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or to receive shares of Stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Section 9.

14.Designation of Beneficiary.

(a)
A Participant may file a written (or if available, electronic) designation of a beneficiary who is to receive any cash credited to the Participant’s account under any Phase of the Plan in the event of such Participant’s death prior to exercise of the Participant’s option pursuant to Section 8 hereof, or to exercise the Participant’s option and become entitled to any Stock and/or cash upon such exercise in the event of the Participant’s death prior to exercise of the option pursuant to Section 8 hereof. The Participant may change the beneficiary designation at any time upon receipt of a written notice by the Company, or if available, through electronic means.

(b)
Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant’s death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant’s death, allow such beneficiary to exercise the Participant’s option pursuant to Section 9(c) if such beneficiary is living on the Purchase Date of the Phase and deliver to such beneficiary the appropriate shares of Stock and/or cash after exercise of the option. In the event there is not validly designated beneficiary under the Plan who is living at the time of the Participant’s death or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant without interest to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse (or, if no surviving spouse, to any one or more children of the Participant), or if no spouse or child is known to the Company, then to such relatives of the Participant known to the Company as would be entitled to such amounts, under the laws of intestacy in the deceased Participant’s domicile as though named as the designated beneficiary hereunder. The Company will not be responsible for or be required to give effect to the disposition of any cash or Stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom the Participant has been designated, acquire any interest in any Stock or in any option or in the cash credited to the Participant’s account under any Phase of the Plan.

15.Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted in Section 4(c) with respect to an acceleration of the Purchase Date of any Phase, no such termination will take effect with respect to any options then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as provided in Section 12 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant’s compensation as of the Subscription Date of a Phase, or (3) impair any outstanding option.

16.Notices. All notices or other communications in connection with the Plan or any Phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or the Participant’s designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

17.Participation of Subsidiaries.

(a)
The Employees of any Subsidiary of the Company that adopts this Plan by action of its Board of Directors with the consent of the Company, shall be entitled to participate in the Plan on the same basis as Employees of the Company, unless the Board of Directors of the Company determines otherwise. Effective as of the date of coverage of any Subsidiary, any references herein to the “Company” shall be interpreted as referring to such Subsidiary. Such a subsidiary may also be called a “Participating Subsidiary” under the Plan.

(b)
In the event that any Subsidiary, which is covered under the Plan, ceases to be a Subsidiary of the Company, the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 9 hereof as of the date such Subsidiary ceases to be such a Subsidiary.

18.Definitions.

(a)	“Employee” means any common law employee, including an officer, of the Company or any Participating Subsidiary. Independent contractors shall not be considered Employees of the Company.

(b)
“Fair Market Value” of a share of Stock shall be the closing price of the Stock on the applicable date or the nearest prior business day on which trading occurred on the exchange on which the Stock is traded or on the Nasdaq Stock Market. If the Stock is not traded on any exchange or listed on the Nasdaq Stock Market, the Committee shall determine the Fair Market Value of a share of Stock for each valuation date in a manner acceptable under Section 423 of the Internal Revenue Code of 1986, as amended.

(c)
“Pay” means (i) the total base compensation paid in cash to a Participant by the Company and any Subsidiary, including salary, wages, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Sections 401(k), 125 or 132(f)(4) of the Code. “Pay” shall exclude discretionary bonuses and incentive pay, including Executive Variable Compensation, Management Variable Compensation and Variable Compensation, all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of options, and similar items. Except to the extent required by applicable law or as modified above or as otherwise determined by the Committee in a uniform and nondiscriminatory manner, the definition of Pay shall be interpreted and administered in a manner consistent with the definition of compensation as determined from time to time for purposes of elective deferrals under the qualified retirement plan of the Company.

(d)	“Stock” means the common stock of the Company.

(e)	“Subsidiary” means any domestic corporation defined as a subsidiary of the Company in Section 424(f) of the Internal Revenue Code of 1986, as amended.

19.Miscellaneous.

(a)
The Plan shall not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

(b)
The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Employee.

(c)
As a condition of the obligations of the Company under this Plan, each Participant must, no later than the date as of which any part of the value of an option under this Plan first becomes includable as compensation in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such value. The Company or any Subsidiary, to the extent permitted by law, may deduct any such taxes from any payment of any kind otherwise due to the Participant. If the Committee permits, a Participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements under this Section by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Participant, or (ii) delivering (including by attestation) to the Company from shares of Stock already owned by the Participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the Participant under the this Section, and in the event shares of Stock are withheld, the amount withheld will not exceed the minimum required federal, state and FICA withholding amount or such additional amount as will not adversely affect the accounting treatment of the option. Any such election will be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

(d)	The law of the State of Minnesota will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

(e)
The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

(f)
The Plan is expressly made subject to (i) the approval by shareholders of the Company, and (ii) at the Company’s election, the receipt from the Internal Revenue Service of a determination letter or ruling, in scope and content satisfactory to Company legal counsel, respecting the qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the shareholders and if, at the election of the Company, the aforesaid determination letter or ruling from the Internal Revenue Service is not received on or before one year after the Plan’s adoption by the Board of Directors, the Plan shall not come into effect. In such case, the accumulated payroll deductions credited to the account of each Participant shall forthwith be repaid to the Participant without interest.

(g)
It is intended that the Plan and any option granted under the Plan made to a person subject to Section 16 of the Securities Exchange Act of 1934 meet all requirements of Rule 16b-3. If any provisions of the Plan or any option granted under the Plan would disqualify the Plan or such option, or would otherwise not comply with Rule 16b-3, such provision or option shall be construed or deemed amended to conform to Rule 16b-3.

(h)
Notwithstanding any provision in this Plan to the contrary, payroll deduction elections and cancellations or amendments thereto, withdrawals decisions, beneficiary designations, and any other decision or election by a Participant under this Plan may be accomplished by electronic or telephonic means, which includes but is not limited to the Internet, and which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Employer or its delegates.